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    23(j)CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
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                                                                   EXHIBIT 23(j)








       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report of the AEGON Transamerica Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Certified Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCooper LLP

Tampa, Florida
April 19, 2005